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                          CERTIFICATE OF INCORPORATION

                                       OF

                          ATLANTIC MEDICAL CORPORATION

                                 ---------------

         The undersigned... a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purpose hereinafter stated, under the provisions and subject to the requirements of the laws of the Sate of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and know, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                    ARTICLE I

                                      Name

The name of the corporation (hereinafter referred to as the "Corporation") is:

                          ATLANTIC MEDICAL CORPORATION

                                   ARTICLE II

                                     Address

         The address, including street, number, city and county of the registered office of the corporation in the State of Delaware is 229 south State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is the Prentice-Hall Corporation System, Inc.


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                                   ARTICLE III

                                    Purposes

         The nature of the business of the Corporation and the objects and purposes to be transacted, promoted, and carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                  Capital Stock

         The total number of shares of stock which the Corporation shall have authority to issue is TEN MILLION (10,000,000) shares, all of which shall be of a class designated as Common Stock with a par value of ONE ($.01) CENT per share. All or any part of the authorized capital stock of the Corporation may be issued and sold, from time to time, by the Corporation, without further action by stockholders, for such consideration (but not less than the par value thereof) and to such persons and on such terms and conditions as may, from time to time, be fixed or determined by the Board of directors.

                                  ARTICLE V

                                 Incorporator

         The name and the mailing address of the incorporator are as follows:

            Name                                MAILING ADDRESS

            R. G. Dickenson                     229 south State Street
                                                Dover, Delaware    19901

                                   ARTICLE VI

                                   Management

         The following provisions are inserted for the management o the business and for the


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conduct of the affairs of the Corporation and for further defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                  (a) The By-Laws of the Corporation shall fix the number of directors which shall constitute the whole Board and may prescribe their term of office and may provide that from time to time the number of directors may be increased or decreased by amendment of the By-Laws , provided in no case shall the number of directors be less than three. The directors need not be stockholders and they need not be chosen by ballot. Except as may be otherwise be required by law, vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum.

                  (b) All Corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, as follows:

                           (1) By resolution or resolutions passed by majority
                  of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have the powers of the Board of directors in the management of the business and affairs of the Corporation and may have the power to authorize the seal of


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                  the Corporation to be affixed to all papers which may require
                  it. Such committee or committees shall have such name or names as may be stated in the By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors.

                           (2) Subject to any restrictions contained in the
                  certificate of Incorporation, to declare and pay dividends upon the shares of the capital stock of the Corporation as provided by the laws of the state of Delaware and to fix the time for payment thereof. The Board of Directors shall have authority from time to time to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves as working capital or for any other proper purpose or purposes, and to abolish in whole or in part or add to any such reserve or reserves from time to time, as said Board may deem to be in the interests of the Corporation, in the manner in which it was created; and said Board shall likewise have power to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves, if any, shall be declared in dividends and paid to the stockholders of the Corporation.

                           (3) To make, alter, or repeal the By-Laws of the
                  Corporation.

                           (4) To authorize and cause to be executed mortgages
                  and liens upon the real and personal property of the Corporation.


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                           (5) To determine from time to time whether, and, if
                  allowed, under what conditions and regulations, the accounts and books of the Corporation (other than the stock and transfer books), or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                  (c) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for hat purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its Directors or officers of their rights to proceed with such contract, transaction or act.

                  (d) The Board of Directors shall have the power at any time and from time to time (without any action by the stockholders of the Corporation) to create and issue, whether or not in connection with the issue or sale of any shares of stock or bonds, debentures or securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation shares of its stock of any class, such rights or options to be evidenced by or in such warrants or other instruments as shall be approved by the Board of Directors. The terms ;upon which and the time or times, which may be limited or unlimited in duration, at or


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         within which such rights or options shall be issued shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options.

                  (e) Except as otherwise provided in the By-Laws, the Corporation and the stockholders and the Board of Directors thereof may hold their meetings and have an office or offices in the State of Delaware as well as in other states of the United States and in all foreign countries, and, subject to the provisions of the laws of said State or foreign country, may keep the books of the Corporation outside of the State of Delaware at such places as may, from time to time, be designated by the Board of Directors.

                                   ARTICLE VII

                       Dissolution, Receivers and Trustees

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court or equitable jurisdiction within the Sate of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware code or a meeting of the creditors or class of creditors, and/or of the stockholders of class of stockholders of this Corporation, as the case may be to be summoned in such manner as that said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this


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Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE VIII

                             Reservations of Rights

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservations.

                  Signed at Dover, Delaware on December 2, 1971

                                              /s/ R. G Dickerson
                                              ------------------
                                              R. G. Dickerson
                                              Incorporator


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STATE OF DELAWARE

COUNTY OF KENT

                  BE IT REMEMBERED, that personally appeared before me, the

undersigned, a Notary Public duly authorized to take acknowledgment of deeds by the laws of the place where the foregoing certificate of incorporation was signed, R. G. Dickenson, the incorporator, who signed the foregoing certificate of incorporation, known to me personally to be such, and who acknowledged the same to be his act and deed, and that the facts therein stated are true.

                  GIVEN under my hand on December 2, 1971.

                                                     /s/ Nancy S. Turax

                                                    --------------------------
                                                    Nancy S. Turax
                                                    Notary Public

                                                                      SEAL


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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ATLANTIC MEDICAL CORPORATION
                            Under Section 242 of the
                    Corporation Law of the State of Delaware
                    ----------------------------------------

                  ATLANTIC MEDICAL CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolution proposing and declaring advisable the following amendment to the certificate of Incorporation of said corporation:

         1. That Article FIRST of the Certificate of Incorporation be amended and, as amended, read as follows:

         FIRST    The name of the Corporation is "I-ROCK INDUSTRIES, INC."

         2. That Article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

         FOURTH: The Corporation shall be authorized to issue the following shares:

           CLASS                     Number of Shares              Par Value

           Common                    50,000,000                    $0.001
           Preferred                  5,000,000                    $0.001

         The Preferred stock and the Common Stock may be issued in such classes or series, and may have such voting powers, ful or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in the Articles of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of as such class or series of stock may be made dependent upon facts ascertainable outside these Articles of Incorporation or of any amendment thereto, or outside the resolutions or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in these Articles of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Notwithstanding the foregoing, each share of Common Stock shall be entitled to one vote on all matters requiring approval by the holders of the Corporation's Common stock. Fully paid stock of this Corporation shall not be liable to any further call or assessment. All shares of stock shall be voted together on all matters except those pertaining to the rights of particular classes of stock. The rights of any class of stock may not be changes without the consent of a majority of the share entitled to vote on such a change.

         4. Effective as of the opening of business on April 5, 1999, the Corporation's outstanding share are reverse split on a two-for-nine basis, so that such nine shares of Common Stock $.001 par value outstanding prior to the reverse split shall be come two shares of Common Stock $.001 par value after the reverse split.

         SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: Prompt notice of the taking of this corporate actions is being given to all stockholders who did not consent in writing, in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Leonard Williams, its President, this 25th day of March, 1999.

                                            ATLANTIC MEDICAL CORPORATION

                                                     /s/ Leonard Williams
                                            By:____________________________

                                                  Leonard Williams, President

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             I-ROCK INDUSTRIES, INC
                            Under Section 242 of the
                    Corporation Law of the State of Delaware
                    ----------------------------------------

                  I-ROCK INDUSTRIES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolution proposing and declaring advisable the following amendment to the certificate of Incorporation of said corporation:

         1. That Article FIRST of the Certificate of Incorporation be amended and, as amended, read as follows:

         FIRST    The name of the Corporation is "IR Operating Corporation."

         2. That Article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

         FOURTH: The Corporation shall be authorized to issue the following shares:

            CLASS              Number of Shares              Par Value
            -----              ----------------              ---------

            Common             50,000,000                    $0.001
            Preferred           5,000,000                    $0.001

         The Preferred stock and the Common Stock may be issued in such classes or series, and may have such voting powers, ful or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in the Articles of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of as such class or series of stock may be made dependent upon facts ascertainable outside these Articles of Incorporation or of any amendment thereto, or outside the resolutions or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in these Articles of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Notwithstanding the foregoing, each share of Common Stock shall be entitled to one vote on all matters requiring approval by the holders of the Corporation's Common stock. Fully paid stock of this Corporation shall not be liable to any further call or assessment. All shares of stock shall be voted together on all matters except those pertaining to the rights of particular classes of stock. The rights of any class of stock may not be changes without the consent of a majority of the share entitled to vote on such a change.

         SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: Prompt notice of the taking of this corporate actions is being given to all stockholders who did not consent in writing, in accordance with
Section 228 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Murray Fox, its President, this 26th day of April, 1999.


                                            I-ROCK INDUSTRIES, INC.


                                            By:____________________________
                                                  Murray Fox, President